As filed with the Securities and Exchange Commission on November 20, 2023
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Airlines Holdings, Inc. (Exact name of registrant as specified in its charter)	United Airlines, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
36-2675207 (I.R.S. Employer Identification Number)	74-2099724 (I.R.S. Employer Identification Number)
233 S. Wacker Drive Chicago, Illinois 60606 (872) 825-4000	233 S. Wacker Drive Chicago, Illinois 60606 (872) 825-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert S. Rivkin
Senior Vice President, Chief Legal Officer and General Counsel
United Airlines Holdings, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
United Airlines Holdings, Inc.	Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
United Airlines, Inc.	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:
United Airlines Holdings, Inc. ☐
United Airlines, Inc. ☐

EXPLANATORY NOTE
This registration statement contains two separate prospectuses:
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The first prospectus relates to offerings by (i) United Airlines Holdings, Inc. of its common stock, preferred stock, debt securities, guarantees of debt securities, depositary shares, stock purchase contracts, stock purchase units, subscription rights and warrants and (ii) United Airlines, Inc. of its debt securities and guarantees of debt securities.

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The second prospectus relates to offerings by United Airlines, Inc. of pass through certificates.

PROSPECTUS
United Airlines Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants

United Airlines, Inc.
Debt Securities
Guarantees of Debt Securities

The securities covered by this prospectus may be sold by United Airlines Holdings, Inc. and its wholly-owned subsidiary United Airlines, Inc., from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell, from time to time, securities held by them in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
We will describe the specific terms of any offering of securities in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The Common Stock of United Airlines Holdings, Inc. is traded on The Nasdaq Stock Market LLC under the symbol “UAL.”
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Airlines Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
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the information contained in or incorporated by reference into this prospectus;

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the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

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the risks described in the Annual Report on Form 10-K of United Airlines Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

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other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
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execution risks associated with our strategic operating plan;

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changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned;

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any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, as well as related costs or other issues, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations;

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the adverse impacts of the ongoing COVID-19 global pandemic on our business, operating results, financial condition and liquidity;

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adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline;

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the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations;

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our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers;

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disruptions to our regional network and United Express flights provided by third-party regional carriers;

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unfavorable economic and political conditions in the United States and globally;

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reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services;

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extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constraints at our hubs or other airports;

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geopolitical conflict, terrorist attacks or security events (including the continuation of the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and to Tel Aviv as a result of the Israeli-Palestinian military conflict and an escalation of the broader economic consequences of the conflicts beyond their current scope);

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any damage to our reputation or brand image;

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our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems;

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increasing privacy and data security obligations or a significant data breach;

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increased use of social media platforms by us, our employees and others;

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the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance;

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any failure to attract, train or retain skilled personnel, including our senior management team or other key employees;

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the monetary and operational costs of compliance with extensive government regulation of the airline industry;

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current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions;

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costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals;

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high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel;

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the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business;

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failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements;

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the impacts of the phase out of the London interbank offer rate;

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limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes;

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our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments;

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fluctuations in the price of Common Stock of United Airlines Holdings, Inc.;

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the impacts of seasonality and other factors associated with the airline industry;

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increases in insurance costs or inadequate insurance coverage; and

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other risks and uncertainties referred to in “Risk Factors” in this prospectus and the applicable prospectus supplement, and under “Risk Factors,” “Economic and Market Factors” and “Governmental Actions” in the reports we file with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
THE COMPANY
United Airlines Holdings, Inc. (“UAL”) is a holding company and its wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
The website for UAL and United is www.united.com. The information contained on or connected to this website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because each of UAL and United is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

DESCRIPTION OF UAL CAPITAL STOCK
The following description of UAL’s capital stock includes a summary of certain provisions of UAL’s amended and restated certificate of incorporation, amended and restated bylaws and tax benefits preservation plan. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, such documents and the provisions of any applicable certificates of designations, which have been or will be filed with the SEC.
General
UAL is authorized to issue up to 1,000,000,000 shares of Common Stock, par value $0.01 per share (“UAL Common Stock”), and up to 250,000,000 shares of Preferred Stock, without par value (“Preferred Stock”), of which UAL has designated 1,000,000 shares as Series A Junior Participating Serial Preferred Stock, without par value (“Series A Preferred Stock”). UAL is also authorized to issue and has issued one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share (“Class Pilot MEC Junior Preferred Stock”), and one share of Class IAM Junior Preferred Stock, par value $0.01 per share (“Class IAM Junior Preferred Stock”).
Common Stock
Dividends
The holders of UAL Common Stock will be entitled to receive dividends, if and when declared payable, from time to time by the UAL board of directors (the “Board”).
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to UAL Common Stock, including any shares of UAL’s Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding shares of UAL Common Stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.
Voting Rights
Each outstanding share of UAL Common Stock will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s Common Stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors to the Board. Except as otherwise required by UAL’s amended and restated certificate of incorporation, each director shall be elected by vote of a majority of the votes cast with respect to that director’s election. However, if the number of director nominees exceeds the number of directors to be elected at any meeting of stockholders as of the date that is 10 days prior to the date UAL files its definitive proxy statement with the SEC, then each director shall be elected by a plurality of the votes cast and entitled to vote on the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.
Other
UAL Common Stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of UAL Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s amended and restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the UAL Common Stock. Shares of UAL Common Stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the Board.

UAL Common Stock is subject to a foreign ownership limitation. See “— Foreign Ownership Limitation and Certain Anti-Takeover Provisions” below.
Preferred Stock
Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Pursuant to Delaware law and UAL’s amended and restated certificate of incorporation, the Board by resolution, and without the approval of stockholders, may establish one or more series of Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.
If the Board approves the issuance of a series of Preferred Stock to be offered hereunder, a description will be filed with the SEC and the terms of such series will be described in the prospectus supplement with respect to such series, including the following terms:
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The number of shares constituting such series and the distinctive designation of the series;

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The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

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Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

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The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

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Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

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The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

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The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law (provided that, except as required by law or as approved by the stockholders, UAL shall not issue Preferred Stock with voting rights unless such Preferred Stock is convertible into UAL Common Stock, in which case such Preferred Stock may vote with the UAL Common Stock on an as-converted basis); and

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Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL’s amended and restated certificate of incorporation or any resolution adopted by the Board pursuant thereto.

The Board has established a series of Preferred Stock designated the “Series A Junior Participating Serial Preferred Stock”, initially consisting of 1,000,000 shares, with the rights preferences, powers and limitations set forth in the Certificate of Designation of Series A Junior Participating Series Preferred Stock, summarized below.
Series A Preferred Stock
Rights to Purchase Series A Preferred Stock
In connection with the Tax Benefits Preservation Plan, dated as of December 4, 2020 and as amended on January 21, 2021 (the “Tax Benefits Preservation Plan”), by and between UAL and Computershare Trust Company, N.A., as rights agent (and any successor agent, the “Rights Agent”), the Board declared a dividend of one right (a “Right”) to purchase from UAL one one-thousandth of a share of Series A Preferred Stock to stockholders of record at the close of business on December 14, 2020 (the “Record Date”). Each Right entitles its holder, under the circumstances described below, to purchase from UAL one one-thousandth of a share of Series A Preferred Stock, at an exercise price of $250.00 per Right, subject to adjustment.
The Rights attach to any shares of UAL Common Stock that were outstanding as of the Record Date or become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.
Until the Distribution Time, the Rights are associated with UAL Common Stock and evidenced by UAL Common Stock certificates or, in the case of uncertificated shares of UAL Common Stock, the book-entry account that evidences record ownership of such shares, which contains a notation incorporating the Tax Benefits Preservation Plan by reference, and the Rights are transferable with and only with the underlying shares of UAL Common Stock.
Separation and Distribution of Rights; Exercisability
Subject to certain exceptions, the Rights become exercisable and trade separately from UAL Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:
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the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns 4.9% or more of the outstanding shares of UAL Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

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the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

The Board may determine that any person is an Acquiring Person if such person becomes the beneficial owner of 4.9% of the then-outstanding shares of UAL Common Stock under the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”).
An Acquiring Person does not include:
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UAL or any subsidiary of UAL;

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any officer, director or employee of UAL or any subsidiary of UAL in his or her capacity as such;

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any employee benefit plan of UAL or of any subsidiary of UAL or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of UAL for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of UAL or any subsidiary of UAL;

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any person or group, together with its affiliates and associates, whose beneficial ownership of 4.9% or more of the then-outstanding shares of UAL Common Stock will not jeopardize or endanger the availability to UAL of any net operating loss (“NOL”) or other tax attribute, as determined by the Board in its sole discretion prior to the time any person becomes an Acquiring Person (provided that such person will be an Acquiring Person if the Board subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination); or

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any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns 4.9% or more of the outstanding shares of UAL Common Stock so long as such person or group continues to beneficially own at least 4.9% of the outstanding shares of UAL Common Stock and does not acquire shares of UAL Common Stock to beneficially own an amount equal to or greater than the greater of 4.9% and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus one share of UAL Common Stock.
In addition, the Tax Benefits Preservation Plan provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from UAL or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own 4.9% or more of the shares of UAL Common Stock then outstanding under specified regulations promulgated under the Code.
Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying UAL Common Stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of UAL Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of UAL Common Stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, for purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that such person is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code), and Warrants and Warrant Shares (as each is defined in the Warrant Agreement, dated as of April 20, 2020, between UAL and the United States Department of the Treasury and the Warrant Agreement, dated as of September 28, 2020, between UAL and the United States Department of the Treasury) are disregarded for purposes of determining beneficial ownership.
Expiration Time
The Rights will expire on the earliest to occur of (a) the close of business on December 4, 2023 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by UAL (as described below), (c) upon the closing of any merger or other acquisition transaction involving UAL pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person or (d) the time at which the Board determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which UAL could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by UAL in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c) and (d) being herein referred to as the “Expiration Time”).
Flip-in Event
In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, UAL Common Stock having a value equal to two times the exercise price of the Right.
For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $500.00 worth of UAL Common Stock for $250.00. Assuming that UAL Common Stock had a per share value of $50.00 at that time, the holder of each valid Right would be entitled to purchase ten shares of UAL Common Stock for $250.00.

Flip-over Event
In the event that, at any time following the Stock Acquisition Date, any of the following occurs:
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UAL consolidates with, or merges with and into, any other entity, and UAL is not the continuing or surviving entity;

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any entity engages in a share exchange with or consolidates with, or merges with or into, UAL, and UAL is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of UAL Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

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UAL sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of UAL’s assets, cash flow or earning power,

then each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.
Series A Preferred Stock Provisions
Each share of Series A Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1,000 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of UAL Common Stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation and, if shares of UAL Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of UAL Common Stock.
Anti-Dilution Adjustments
The exercise price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:
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in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock,

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if holders of the Series A Preferred Stock are granted certain rights, options or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or

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upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Series A Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.
Redemption; Exchange
At any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date or (ii) the Final Expiration Time, UAL may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, UAL Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at such later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.
At any time after any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of fifty percent (50%) or more of the outstanding shares of UAL Common Stock, UAL may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of UAL Common Stock, or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of Serial Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
Exemption Requests
A person desiring to effect a transaction that might result in such person becoming a beneficial owner of 4.9% or more of the then-outstanding shares of UAL Common Stock may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board determine that such person would not be an Acquiring Person. In such case, the Board may grant the exemption notwithstanding the effect on UAL’s NOLs and other tax attributes, if the Board determines that such approval is in the best interests of UAL. The Board may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer shares acquired by it in the transaction requiring approval.
Amendment of the Tax Benefits Preservation Plan
UAL and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).
Miscellaneous
While the distribution of the Rights is not taxable to stockholders or to UAL, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for UAL Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.
Class Pilot MEC Junior Preferred Stock
UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive Council (the “MEC”) of the Air Line Pilots Association, International (“ALPA”) or a duly authorized agent acting for the benefit of the MEC, and may only be transferred in certain limited circumstances specified in UAL’s amended and restated certificate of incorporation.
Dividends
The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:
(a)   Until such time (the “ALPA Termination Date”) as there are no longer any persons represented by ALPA (or a successor to the MEC by merger or reorganization of ALPA) employed by

UAL or any of its affiliates or the collective bargaining agreement between UAL or any of its affiliates and ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director to the Board, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b)   The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.
Redemption
The share of Class Pilot MEC Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the ALPA Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL’s amended and restated certificate of incorporation.
Ranking
The Class Pilot MEC Junior Preferred Stock is deemed to rank on a parity with the Class IAM Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Class IAM Junior Preferred Stock
UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting for the benefit of the IAM, and may only be transferred in certain limited circumstances specified in UAL’s amended and restated certificate of incorporation.
Dividends
The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:
(a)   Until such time (the “IAM Termination Date”) as there are no longer any persons represented by the IAM (or a successor to the IAM by merger or reorganization of the IAM) employed by UAL or any of its affiliates or a certain letter agreement between UAL and the IAM no longer provides that the IAM has the right to appoint a director to the Board, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the

Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b)   The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.
Redemption
The share of Class IAM Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the IAM Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL’s amended and restated certificate of incorporation.
Ranking
The Class IAM Junior Preferred Stock is deemed to rank on a parity with the Class Pilot MEC Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Foreign Ownership Limitation and Certain Anti-Takeover Provisions
Foreign Ownership Limitation
UAL’s amended and restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of all outstanding equity securities of UAL.
Undesignated Preferred Stock
The ability to issue undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.
No Stockholder Action by Written Consent
UAL’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.
Limitations on Stockholder Rights to Call Special Meetings
UAL’s amended and restated bylaws provide that special meetings of the stockholders may be called only (i) by both the Chief Executive Officer and the Chairperson of the Board, (ii) by the Board or (iii) subject to certain requirements set forth in UAL’s amended and restated bylaws, by the Secretary, upon the written request of one or more stockholders of record of UAL that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a 25% aggregate “net long position” (as defined in UAL’s amended and restated bylaws) of the outstanding UAL Common Stock for at least one year prior to the date such request is delivered to UAL.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
UAL’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors to the Board,

other than nominations pursuant to the terms of the Class Pilot MEC Junior Preferred Stock, the Class IAM Junior Preferred Stock or nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Under UAL’s amended and restated bylaws, the Board may also adopt rules, regulations and procedures for the conduct of stockholder meetings as the Board deems appropriate, and except to the extent inconsistent with such rules, regulations and procedures adopted by the Board, the person presiding at any meeting of stockholders has the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are necessary, appropriate or convenient for the proper conduct of the meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These procedures and provisions may deter, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.
No Stockholder Filling of Vacancies
Board vacancies and newly created directorships may only be filled by a vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Thus, even if stockholders remove a director from office, the vacancy created by such removal may only be filled by the Board.
Business Combinations
UAL is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.
Tax Benefits Preservation Plan
The Tax Benefits Preservation Plan could have certain anti-takeover effects because the Rights provided to holders of UAL Common Stock under the Tax Benefits Preservation Plan will cause substantial dilution to an Acquiring Person. While the Tax Benefits Preservation Plan is intended to preserve our current ability to utilize NOLs and certain other tax attributes, it effectively deters current and future purchasers from accumulating more than 4.9% of UAL’s securities, which could delay or discourage attempts that our stockholders may consider favorable. The Tax Benefits Preservation Plan should not interfere with any merger or other business combination approved by the Board.
Choice of Forum
UAL’s amended and restated bylaws provide that, unless a majority of the Board, acting on behalf of UAL, consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of UAL, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of UAL to UAL or UAL’s stockholders, (iii) any action asserting a claim against UAL or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, UAL’s amended and restated bylaws or UAL’s amended and restated certificate of incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against UAL or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants, and (b) the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act. However, it is possible that a court could find UAL’s forum selection provision to be inapplicable or unenforceable. Furthermore, because the applicability of the exclusive forum provision is limited to the extent permitted by law, UAL does not intend that the exclusive forum provision described in clause (a) above would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement relating thereto and, to the extent applicable, the following description.
UAL or United may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the applicable issuer. The debt securities issued by UAL or United may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by the other of such companies. If any series of debt securities will be subordinated to other indebtedness that the applicable issuer has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between one or more of us and one or more trustees named in the prospectus supplement. The indenture that UAL and United expect to use has been filed with the SEC and is listed as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.
General
The debt securities will represent direct, unsecured, general obligations of UAL or United and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered or bearer form and certificated or uncertificated form; and

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may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as the issuer may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
(1)   the identity of the issuer of such debt securities;
(2)   the form and title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);
(3)   the price or prices of the debt securities of the series;
(4)   any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);
(5)   the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
(6)   the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;
(7)   the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;
(8)   the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;
(9)   whether debt securities of the series are to be issued as securities in registered form or as securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
(10)   if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary security in bearer form may be exchanged for one or more definitive securities in bearer form of the series;
(11)   the issuer’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
(12)   the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for the issuer’s or UAL Common Stock, Preferred Stock, other debt securities or warrants for UAL Common Stock, Preferred Stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
(13)   if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;
(14)   if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(15)   if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
(16)   any changes or additions to the provisions of the indenture dealing with defeasance;
(17)   if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
(18)   the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), are applicable and any corresponding changes to provisions of the indenture as then in effect;
(19)   any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;
(20)   if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
(21)   any trustee, authenticating agent, paying agent, transfer agent or registrar for the debt securities of the series and any office or agency of any of the foregoing for purposes of such series of debt securities;
(22)   the applicability of the covenants set forth in the indenture to the debt securities of the series, any change in such covenants or related defined terms to the extent applicable to the debt securities of the series and any additions to the covenants applicable to the debt securities of the series;
(23)   the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series, the identity of any guarantor with respect to such guarantee and any corresponding changes to the provisions of the indenture and as then in effect;
(24)   the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture then in effect relating to subordination;
(25)   with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and
(26)   any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
Neither the issuer nor the registrar for the debt securities will be required (a) to issue, register the transfer of or exchange the debt securities of any series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange the debt securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such debt securities selected, called or being called for redemption in part.
All funds which the issuer pays to a paying agent or the trustee for the payment of principal of, premium, if any, or interest on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to the issuer on its request, and the holders of such debt securities will thereafter look only to the issuer for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due and interest rate or method of determining interest. A global security will bear the legend as prescribed in the indenture. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor depositary.
The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.
Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see “— Limitations on Issuance of Securities in Bearer Form” below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:
(1)   any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

(2)   the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
(3)   any other matter relating to the actions and practices of the depositary, its nominee or its participants.
None of the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit applicable participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see “— Limitation on Issuance of Securities in Bearer Form” below).
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, the issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if an event of default with respect to the debt securities of a series represented by a global security shall have happened and be continuing and owners of beneficial interests in such global security in an amount not less than a majority of the aggregate outstanding principal amount of such global security have delivered to the issuer and the trustee a notice indicating that the continuation of the book-entry system through such depositary is no longer in the best interests of the holders of the beneficial interests, such global security will be exchangeable for individual debt securities of such series.
Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series, and any guarantees of such securities, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement)

to the extent set forth in the prospectus supplement relating thereto. To the extent the issuer of any debt securities conducts operations through subsidiaries of such issuer, the holders of such debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of such subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:
(1)   default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(2)   failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;
(3)   failure to comply for 60 days after notice with any of the covenants or agreements applicable to the debt securities of that series (other than those referred to in (1) or (2) above) or the indenture or supplemental indenture related to that series of debt securities; or
(4)   certain events of bankruptcy, insolvency or reorganization affecting the issuer.
A prospectus supplement may omit, modify or add to the foregoing events of default.
A default under clause (3) above will not constitute an event of default with respect to any series of debt securities until the trustee notifies the issuer or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series notify the issuer and the trustee of the default and such issuer does not cure such default within the time specified in clause (3) above after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to the issuer (and to the trustee if such notice is given by the holders) may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued and unpaid interest on all the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the issuer, the principal amount of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued interest on all the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may by notice to the trustee under the indenture waive any existing default or event of default and its consequences under the indenture with respect to such series of debt securities except (i) a default in the payment of the principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of such series, (ii) a default arising from the failure to redeem or purchase any debt security of that series when required pursuant to the terms of the indenture or (iii) a default in respect of a provision that cannot be amended under the indenture without the consent of each holder of the series affected.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would subject the trustee to personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of any series when due, no holder of debt securities of that series has any right to pursue any remedy with respect to the indenture or debt securities unless:
•
such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to pursue such remedy;

•
such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal (or, in the case of original issue discount debt securities, the portion thereby specified in the term thereof), premium, if any, or accrued and unpaid interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to debt securities of any series occurs and is continuing and if it is actually known to a trust officer of the trustee, the trustee must mail to each holder of that series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on any debt security of that series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires the issuer with respect to an outstanding series of debt securities to furnish to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate as defined in the indenture, as to whether or not such officers know of any default with respect to such series of debt securities that occurred during such period and, if so, describing the default, its status and what action the issuer is taking or proposes to take with respect thereto.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Modifications and amendments of the indenture as it applies to any series of debt securities or any of the other terms of such series may be made by the applicable issuer, any applicable guarantor and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.
No such modification or amendment may, without the consent of each holder of an affected debt security:
•
make any change to the percentage of principal amount of the outstanding debt securities of the applicable series the holders of which must consent to an amendment;

•
reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, such debt security;

•
make such debt security payable in money or securities other than that stated in such debt security;

•
make any change that adversely affects such holder’s right to require the applicable issuer to purchase such debt security in accordance with the terms thereof and under the indenture;

•
impair the right of such holder to institute suit for the enforcement of any payment with respect to such debt securities;

•
in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of such holder under such provisions;

•
except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance” below or in accordance with a guarantee, release any guarantor of such debt securities from any of its obligations under the guarantee or make any changes in the applicable guarantee that would adversely affect such holder; or

•
change the requirements relating to waiving a default in payment of principal of, or premium, if any, or interest on, the debt securities of a series, the right to bring suit to enforce such payments or the provisions relating to modifications or amendments described in this sentence.

Without notice to or consent of any holder, the applicable issuer and guarantor with respect to a series of debt securities and the trustee may amend the indenture as it applies to such series or any of the other terms of such series for one or more of the following purposes:
•
to evidence the succession of another person to such issuer pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of such issuer’s covenants, agreements and obligations in the indenture and with respect to the debt securities;

•
to surrender any right or power conferred upon such issuer, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of such series of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture with respect to such series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default;

•
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution or officers’ certificate or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of such series;

•
to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•
to add to or change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal, premium or interest with respect to debt securities in bearer form, to permit securities in registered form to be exchanged for securities in bearer form or to permit or facilitate the issuance of debt securities of such series in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture, board resolution or officers’ certificate relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions, subject to any consent required under the terms of such senior indebtedness;

•
to add guarantees with respect to the debt securities or to secure the debt securities;

•
to make any change that does not adversely affect the rights of any holder of debt securities of such series;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•
to establish the form or terms of debt securities and coupons of any series, as described under “— General” above.

UAL, United and the trustee may amend the indenture without notice to or consent of any holder to add to, change, or eliminate any of the provisions of the indenture, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series outstanding at the time of the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding.
Mergers and Sales of Assets
The indenture provides that the issuer with respect to any outstanding series of debt securities may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person (if not such issuer) expressly assumes, by supplemental indenture, all obligations of such issuer under the applicable debt securities and the indenture; (b) no event of default with respect to any series of debt securities of such issuer issued under the indenture shall have occurred and be continuing; and (c) such issuer shall have provided the trustee with an officers’ certificate and an opinion of counsel confirming compliance with the indenture with respect to such transaction. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, such issuer shall be discharged from all obligations under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture shall cease to be of any further effect with respect to any series of debt securities if (1) either (a) the issuer has delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer; and (2) the issuer shall have deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be.
In addition, the issuer shall have a “legal defeasance option” (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants with respect to such debt securities). If the legal defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If the covenant defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures the issuer must follow in order to exercise its defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of an issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with any issuer or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The indenture is, and the debt securities will be, governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement that will be filed with the SEC in connection with the offering of such depositary shares.
UAL may offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If UAL decides to offer fractional shares of Preferred Stock, it will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of Preferred Stock, and the prospectus supplement will indicate that fraction. The shares of Preferred Stock represented by depositary shares will be deposited under a deposit agreement between UAL and a depositary that is a bank or trust company that meets certain requirements and is selected by UAL. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the Preferred Stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.
We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
Dividends
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the Preferred Stock to the record holders of depositary shares relating to such shares of Preferred Stock in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or UAL on account of taxes.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of Preferred Stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the Preferred Stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of Preferred Stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares, provided that the depositary will not issue any receipt evidencing a fractional depositary share.
Redemption of Depositary Shares
Whenever UAL redeems the Preferred Stock, the depositary will redeem a number of depositary shares representing the same number of shares of Preferred Stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of Preferred Stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of Preferred Stock underlying such depositary shares in accordance with such instructions. UAL will agree to take all reasonable actions that the depositary may deem necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such shares of Preferred Stock, it will abstain from voting such shares of Preferred Stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between UAL and the depositary. With the consent of the depositary, UAL may amend the deposit agreement from time to time in any manner that it desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by UAL or the depositary if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution in respect of the shares of Preferred Stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to UAL notice of its election to do so. UAL may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.
Charges of Depositary
UAL will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. UAL will pay all charges of each depositary in connection with the initial deposit of the shares of Preferred Stock of any series, the initial issuance of the depositary shares, any redemption or exchange of such shares of Preferred Stock and any withdrawals of such shares of Preferred Stock by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes and governmental charges.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from UAL which are delivered to such depositary and which UAL is required to furnish the holders of the shares of Preferred Stock.

Limitation of Liability
The deposit agreement contains provisions that limit UAL’s liability and the liability of the depositary to the holders of depositary shares. Both the depositary and UAL are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding pertaining to the rights of the holders of the depositary shares. UAL or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of depositary shares or other persons believed by UAL or it to be competent and on documents believed by UAL or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.
UAL may issue stock purchase contracts, including contracts obligating holders to purchase from it, and obligating UAL to sell to the holders, a specified number of shares of UAL Common Stock or Preferred Stock at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the UAL Common Stock or Preferred Stock and the number of shares of UAL Common Stock or Preferred Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, Preferred Stock or warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase shares of UAL Common Stock or Preferred Stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time UAL issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
UAL may issue subscription rights to purchase shares of UAL Common Stock, Preferred Stock, depositary shares or warrants to purchase shares of UAL Common Stock, Preferred Stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to UAL’s stockholders, UAL may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to UAL’s stockholders, UAL will distribute certificates evidencing the subscription rights and a prospectus supplement to its stockholders on the record date that UAL sets for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

•
the securities for which such subscription rights are exercisable;

•
the exercise price for such subscription rights;

•
the number of such subscription rights issued to each stockholder;

•
the extent to which such subscription rights are transferable;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•
any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of UAL Common Stock, Preferred Stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, UAL will forward, as soon as practicable, the shares of UAL Common Stock, Preferred Stock, depositary shares or warrants purchasable upon such exercise. UAL may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
UAL may issue warrants for the purchase of debt securities, UAL Common Stock or Preferred Stock. Warrants may be issued independently or together with debt securities, UAL Common Stock or Preferred Stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as UAL’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) the anti-dilution provisions of such debt warrants, if any; (n) the redemption or call provisions, if any, applicable to such debt warrants; and (o) any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of UAL Common Stock warrants or Preferred Stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the UAL Common Stock or Preferred Stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of UAL Common Stock or Preferred Stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable; (k) the anti-dilution provisions of such warrants, if any; (l) the redemption or call provisions, if any, applicable to such warrants; and (m) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•
through agents;

•
to or through underwriters;

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through brokers or dealers;

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directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

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through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
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purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may be sold only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
UAL may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Exchange Act.
The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is
http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.
Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2022 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023 that are specifically incorporated by reference into such Annual Report on Form 10-K)......................................................................
February 16, 2023
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023................................................................	April 20, 2023
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023....................................................................	July 20, 2023
Quarterly Report on Form 10-Q for the quarter ended September 30, 2023..........................................................	October 18, 2023
Current Report on Form 8-K...............................................	May 31, 2023
Current Report on Form 8-K...............................................	June 20, 2023
Current Report on Form 8-K (Item 5.02 only).....................	September 22, 2023
Current Report on Form 8-K (Item 1.01 only).....................	October 4, 2023
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share.......................	September 5, 2018, including any amendments or reports filed to update such description
Registration Statement on Form 8-A, description of UAL’s Preferred Stock Purchase Rights......................................	December 7, 2020, including any amendments or reports filed to update such description

Filings by UAL	Date Filed
Current Report on Form 8-K	January 27, 2023
Current Report on Form 8-K	May 30, 2023
Filings by United	Date Filed
Current Report on Form 8-K	June 20, 2023
Current Report on Form 8-K	June 21, 2023
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Airlines Holdings, Inc.
United Airlines, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Corporate Secretary
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Sidley Austin LLP, Chicago, Illinois and Houston, Texas, will pass upon the validity of the securities offered in this prospectus and any related prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
United Airlines, Inc.
Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that United Airlines, Inc. will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. If stated in the applicable prospectus supplement and to the extent so stated, United Airlines Holdings, Inc., the holding company of United, may provide a guarantee of certain obligations of United relating to property owned by such a trust.
We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any pass through certificates.
This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.
Investing in our pass through certificates involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the pass through certificates described in this prospectus in one or more offerings from time to time. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Airlines Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these pass through certificates in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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RISK FACTORS
An investment in United’s pass through certificates involves risk. Before you invest in United’s pass through certificates, you should carefully consider the risks involved. Accordingly, you should carefully consider:
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the information contained in or incorporated by reference into this prospectus;

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the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

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the risks described in the Annual Report on Form 10-K of United Airlines Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of pass through certificates.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
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execution risks associated with our strategic operating plan;

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changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned;

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any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, as well as related costs or other issues, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations;

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the adverse impacts of the ongoing COVID-19 global pandemic on our business, operating results, financial condition and liquidity;

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adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline;

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the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations;

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our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers;

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disruptions to our regional network and United Express flights provided by third-party regional carriers;

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unfavorable economic and political conditions in the United States and globally;

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reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services;

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extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constraints at our hubs or other airports;

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geopolitical conflict, terrorist attacks or security events (including the continuation of the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and to Tel Aviv as a result of the Israeli-Palestinian military conflict and an escalation of the broader economic consequences of the conflicts beyond their current scope);

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any damage to our reputation or brand image;

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our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems;

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increasing privacy and data security obligations or a significant data breach;

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increased use of social media platforms by us, our employees and others;

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the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance;

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any failure to attract, train or retain skilled personnel, including our senior management team or other key employees;

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the monetary and operational costs of compliance with extensive government regulation of the airline industry;

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current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions;

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costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals;

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high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel;

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the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business;

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failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements;

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the impacts of the phase out of the London interbank offer rate;

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limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes;

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our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments;

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fluctuations in the price of Common Stock of United Airlines Holdings, Inc.;

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the impacts of seasonality and other factors associated with the airline industry;

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increases in insurance costs or inadequate insurance coverage; and

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other risks and uncertainties referred to in “Risk Factors” in this prospectus and the applicable prospectus supplement, and under “Risk Factors,” “Economic and Market Factors” and “Governmental Actions” in the reports we file with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
THE COMPANY
United Airlines Holdings, Inc. (“UAL”) is a holding company and its wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
The website for UAL and United is www.united.com. The information contained on or connected to this website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities to finance or refinance aircraft or for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements.
WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Exchange Act.
The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.

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Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2022 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023 that are specifically incorporated by reference into such Annual Report on Form 10-K)..............	February 16, 2023
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023....................................................................	April 20, 2023
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.......................................................................	July 20, 2023
Quarterly Report on Form 10-Q for the quarter ended September 30, 2023..............................................................	October 18, 2023
Current Report on Form 8-K...............................................	May 31, 2023
Current Report on Form 8-K...............................................	June 20, 2023
Current Report on Form 8-K (Item 5.02 only).....................	September 22, 2023
Current Report on Form 8-K (Item 1.01 only).....................	October 4, 2023
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share...........................	September 5, 2018, including any amendments or reports filed to update such description
Registration Statement on Form 8-A, description of UAL’s Preferred Stock Purchase Rights..........................................	December 7, 2020, including any amendments or reports filed to update such description
Filings by UAL	Date Filed
Current Report on Form 8-K	January 27, 2023
Current Report on Form 8-K	May 30, 2023
Filings by United	Date Filed
Current Report on Form 8-K	June 20, 2023
Current Report on Form 8-K	June 21, 2023
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Airlines Holdings, Inc.
United Airlines, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Corporate Secretary

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LEGAL MATTERS
Sidley Austin LLP, Chicago, Illinois and Houston, Texas, will pass upon the validity of the securities being offered by this prospectus for us. Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will pass upon the validity of the pass through certificates being offered by such prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by UAL or United in connection with the sale or distribution of the securities registered under this registration statement.
Amount
SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustee fees and expenses	(2)
Printing and miscellaneous expenses	(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), applicable Securities and Exchange Commission (the “SEC”) registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)
Estimated offering expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The amended and restated certificate of incorporation of each of UAL and United generally provides that each of UAL and United will indemnify its respective directors and officers to the fullest extent permitted by law; provided that except as set forth in the following paragraph, UAL and United will indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the relevant company. Furthermore, neither UAL nor United will be obligated to indemnify a director or officer for costs and expenses relating to proceedings (or any part thereof) instituted against UAL or United, respectively, by such director or officer (other than proceedings pursuant to which such director or officer is seeking to enforce such director’s or officer’s indemnification rights under the amended and restated certificate of incorporation of UAL or United, respectively). The right to indemnification includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires the payment of such expense incurred by a director or officer in such capacity in advance of the final disposition of a proceeding, it shall be made only upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.
If UAL or United does not pay a claim for indemnification in full within 30 days after a written claim has been received by it, the claimant may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to UAL or United) that the claimant has not met the standards of conduct that make it permissible under the DGCL for UAL or United to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on UAL or United, as applicable. Neither the failure by UAL or United (including by the applicable board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by UAL or United (including by the applicable board of directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
The amended and restated certificate of incorporation of each of UAL and United also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
The amended and restated certificate of incorporation of each of UAL and United allows each of UAL and United, respectively, to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the respective corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL. UAL maintains a policy that provides liability insurance for directors and officers of UAL and its subsidiaries, including United.
The right to indemnification set forth in the amended and restated certificate of incorporation of each of UAL and United is not exclusive of any other right that any person may have or acquire under any statute, any provision of the amended and restated certificate of incorporation or amended and restated bylaws of each of UAL or United, any agreement, any vote of stockholders or disinterested directors or otherwise.

The transition agreement of Oscar Munoz provides that the indemnification obligations of UAL and United set forth in the employment agreement, as amended, with Mr. Munoz, which obligations are as provided in UAL’s amended and restated certificate of incorporation and amended and restated bylaws and pursuant to applicable law, continue in effect.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.
Set forth below is a list of exhibits that are being filed or incorporated by reference into this prospectus:
Exhibit No.	Registrant	Exhibit
1.1	UAL	Form of Equity Securities Underwriting Agreement*
1.2	UAL	Form of United Airlines Holdings, Inc. Debt Securities Underwriting Agreement*
1.3	United	Form of United Airlines, Inc. Debt Securities Underwriting Agreement*
1.4	UAL	Form of Warrant Underwriting Agreement*
1.5	UAL	Form of Stock Purchase Contracts Underwriting Agreement*
1.6	UAL	Form of Stock Purchase Units Underwriting Agreement*
1.7	United	Form of Pass Through Certificates Underwriting Agreement*
4.1	UAL	Amended and Restated Certificate of Incorporation of United Airlines Holdings, Inc. (filed as Exhibit 3.1 to UAL’s Form 8-K filed June 27, 2019 and incorporated herein by reference)
4.2	UAL	Amended and Restated Bylaws of United Airlines Holdings, Inc. (filed as Exhibit 3.1 to UAL’s Form 8-K filed September 23, 2022 and incorporated herein by reference)
4.3	UAL	Certificate of Designation of the Series A Junior Participating Serial Preferred Stock of United Airlines Holdings, Inc. (filed as Exhibit 3.1 to UAL’s Registration Statement on Form 8-A filed December 7, 2020 and incorporated herein by reference)
4.4	United	Amended and Restated Certificate of Incorporation of United Airlines, Inc. (filed as Exhibit 3.1 to UAL’s Form 8-K filed April 3, 2013 and incorporated herein by reference)
4.5	United	Amended and Restated By-laws of United Airlines, Inc. (filed as Exhibit 3.2 to UAL’s Form 8-K filed April 3, 2013 and incorporated herein by reference)
4.6	UAL United	Indenture, dated as of May 7, 2013, among United Continental Holdings, Inc., United Airlines, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee thereunder (filed as Exhibit 4.1 to UAL’s Form 8-K filed May 10, 2013 and incorporated herein by reference)
4.7	UAL	Tax Benefits Preservation Plan, dated as of December 4, 2020, by and between United Airlines Holdings, Inc. and Computershare Trust Company, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (filed as Exhibit 4.1 to UAL’s Registration Statement on Form 8-A filed December 7, 2020 and incorporated herein by reference)
4.8	UAL	Amendment No. 1 to Tax Benefits Preservation Plan (filed as Exhibit 4.18 to UAL’s Form 10-K for the year ended December 31, 2020 and incorporated herein by reference)
4.9	UAL	Form of Debt Security to be issued by United Airlines Holdings, Inc.*
4.10	United	Form of Debt Security to be issued by United Airlines, Inc.*

Exhibit No.	Registrant	Exhibit
4.11	UAL	Form of Guarantee of Debt Security to be issued by United Airlines Holdings, Inc.*
4.12	United	Form of Guarantee of Debt Security to be issued by United Airlines, Inc.*
4.13	UAL	Specimen Certificate of United Airlines Holdings, Inc. Common Stock**
4.14	UAL	Form of Certificate of Designation of Preferred Stock to be issued by United Airlines Holdings, Inc.*
4.15	UAL	Specimen Certificate of United Airlines Holdings, Inc. Preferred Stock*
4.16	UAL	Form of Warrant Agreement of United Airlines Holdings, Inc.*
4.17	UAL	Form of Warrant to be issued by United Airlines Holdings, Inc.*
4.18	UAL	Form of Deposit Agreement*
4.19	UAL	Form of Depositary Receipt*
4.20	UAL	Form of Stock Purchase Contract Agreement (including form of Stock Purchase Contract, if any)*
4.21	UAL	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit, if any)*
4.22	UAL	Form of Subscription Rights Certificate*
4.23	United	Pass Through Trust Agreement, dated as of October 3, 2012, between United and Wilmington Trust, National Association, as trustee thereunder (filed as Exhibit 4.1 to United’s Form 8-K filed on October 9, 2012 and incorporated herein by reference)
5.1	UAL United	Opinion of Sidley Austin LLP, as to the validity of the securities**
23.1	UAL	Consent of Ernst & Young LLP**
23.2	United	Consent of Ernst & Young LLP**
23.3	UAL United	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	UAL United	Powers of Attorney (included on signature pages to this registration statement)**
25.1	UAL United	Statement of Eligibility of Trustee for the Debt Securities on Form T-1**
25.2	United	Statement of Eligibility of Trustee for the Pass Through Certificates issued by United Airlines, Inc. on Form T-1**
107.1	UAL United	Filing Fee Table**

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**
Filed herewith.

Item 17.   Undertakings.
(a)   Each undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by such registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of November, 2023.
UNITED AIRLINES HOLDINGS, INC.
By: /s/ Michael Leskinen Name: Michael Leskinen Title: Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
The undersigned officers and/or directors of United Airlines Holdings, Inc. do hereby constitute and appoint Brett J. Hart, Gerald Laderman and Robert S. Rivkin, or either of them, as the undersigned’s true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and behalf in the undersigned’s capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned’s name in the capacities as officer and/or director which such person or persons may deem necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in connection with this registration statement. Such appointment to act specifically includes, but is not limited to, the power and authority to sign for the undersigned in the capacity as a director and/or officer of the registrant any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all supplements and exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ J. Scott Kirby J. Scott Kirby	Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2023
/s/ Michael Leskinen Michael Leskinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 20, 2023
/s/ Chris Kenny Chris Kenny	Vice President and Controller (Principal Accounting Officer)	November 20, 2023
/s/ Carolyn Corvi Carolyn Corvi	Director	November 20, 2023
/s/ Matthew Friend Matthew Friend	Director	November 20, 2023
/s/ Barney Harford Barney Harford	Director	November 20, 2023

Signature	Title	Date
/s/ Michele J. Hooper Michele J. Hooper	Director	November 20, 2023
/s/ Walter Isaacson Walter Isaacson	Director	November 20, 2023
/s/ Richard Johnsen Richard Johnsen	Director	November 20, 2023
/s/ James A.C. Kennedy James A.C. Kennedy	Director	November 20, 2023
/s/ Edward M. Philip Edward M. Philip	Director	November 20, 2023
/s/ Edward L. Shapiro Edward L. Shapiro	Director	November 20, 2023
/s/ Garth Thompson Garth Thompson	Director	November 20, 2023
/s/ Laysha Ward Laysha Ward	Director	November 20, 2023
/s/ James M. Whitehurst James M. Whitehurst	Director	November 20, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of November, 2023.
UNITED AIRLINES, INC.
By: /s/ Michael Leskinen Name: Michael Leskinen Title: Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
The undersigned officers and/or directors of United Airlines, Inc. do hereby constitute and appoint Brett J. Hart, Gerald Laderman and Robert S. Rivkin, or either of them, as the undersigned’s true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and behalf in the undersigned’s capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned’s name in the capacities as officer and/or director which such person or persons may deem necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in connection with this registration statement. Such appointment to act specifically includes, but is not limited to, the power and authority to sign for the undersigned in the capacity as a director and/or officer of the registrant any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all supplements and exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ J. Scott Kirby J. Scott Kirby	Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2023
/s/ Michael Leskinen Michael Leskinen	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 20, 2023
/s/ Chris Kenny Chris Kenny	Vice President and Controller (Principal Accounting Officer)	November 20, 2023
/s/ Brett J. Hart Brett J. Hart	President and Director	November 20, 2023